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                                                                    EXHIBIT 23.1

                   Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 17, 1999 included in CDnow, Inc.'s Form 10-K filed on March 16, 1999 and our report dated January 14, 1998 included in the Company's Form S-4 filed on February 16, 1999.





Philadelphia, Pennsylvania
May 18, 1999